CONFIDENTIAL PATENT LICENSE AGREEMENT

This patent license agreement ("**Agreement**") is effective as of August 20, 2012 ("**Effective Date**") by and between Microsoft Corporation, a Washington corporation having a primary place of business at One Microsoft Way, Redmond, Washington, USA 98052 ("**Microsoft**"), and NeoMedia Technologies, Inc., a company organized under the laws of Delaware having a primary place of business at 100 West Arapahoe Avenue, Suite 9 Boulder Colorado 80302 ("**Licensor**"). Microsoft and Licensor are herein referred to separately as "a party" or collectively as "the parties" and when capitalized as "Party" or "Parties" also includes their respective Affiliates.

RECITALS

Licensor acknowledges the ownership or control of certain patents by Licensor and its Affiliates and a desire to grant rights to Microsoft and its Affiliates under such patents.

In consideration of the mutual covenants and conditions stated herein and for good and valuable consideration, the parties agree as set forth herein.

AGREEMENT

1. DEFINITIONS

1.1 "Affiliate" means, with respect to a given Entity, any other Entity that at any time prior to the end of the Term directly (or through a Controlled intermediary) Controls, is Controlled by, or is under common Control with, such given Entity.

1.2 "Control" means direct or indirect ownership of (i) more than fifty percent (50%) of the outstanding shares representing the right to vote for members of the board of directors or other managing officers of an entity, or (ii) for an entity that does not have outstanding shares, more than fifty percent (50%) of the ownership interest representing the right to make decisions for such entity.

1.3 "Customer" means Microsoft and its Affiliates direct and indirect distributors, resellers, suppliers, dealers and customers (including end user customers).

1.4 "Entity" means any individual, person, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization, and any other legal or governmental entity.

1.5 "Licensed Patents" means all Patents entitled, in whole or in part, to an effective filing date on or before the Effective Date, under which Licensor or any of its Affiliates prior to the end of the Term (i) owns or controls, or (ii) has or obtains the ability or right to grant a license or freedom from suit to Microsoft or its Affiliates. Licensed Patents also includes all Patents listed in Exhibit A and all Patents related thereto worldwide, including all originals, divisionals, provisionals, reissues, reexaminations, continuations, parents, continuations-in-part, extensions, foreign counterparts, and all Patents claiming (or entitled to claim) priority to or from any and all of the foregoing worldwide.

1.6 "Licensed Products" means all software, products and services of Microsoft and its Affiliates including any software, hardware or other product or service that is marketed, offered, distributed or

provided (whether pursuant to sale, license, subscription service, remote hosting, terminal services, distributable software product, distributable service or otherwise) by Microsoft or a Microsoft Affiliate.

1.7 "**Patents**" means any and all patents, utility models, patent registrations, and equivalent rights (including originals, divisionals, provisionals, reissues, reexaminations, continuations, parents, continuations-in-part and extensions), and applications for the foregoing (whether active or abandoned) in all countries of the world, and any other inventions, procedures or formalities with respect to the aforesaid that can result in an enforceable patent right anywhere worldwide.

2. LICENSES & COVENANTS

2.1 License Grants. Subject to Microsoft making the payment set forth in Section 5, Licensor on behalf of itself and its present and future Affiliates (collectively "**Grantor**") hereby grants to Microsoft and its present and future Affiliates (each as a "**Grantee**"), effective as of the Effective Date, a worldwide, irrevocable, non-exclusive, perpetual, and non-sublicensable license under Grantor's Licensed Patents to (i) make, have made (including the right to have Customers make copies of Grantee's software and distribute and use such copies), use, lease, import, offer for sale, sell, supply, distribute, host, render, otherwise transfer, and promote the commercialization of (collectively "**Supply**"), Grantee's Licensed Products, (ii) use any software, product or service, and practice any process or method, while carrying-out Grantee's business, (iii) perform any activities that, in absence of this Agreement, would constitute induced or contributory infringement, and (iv) Supply Licensed Products for use in their intended manner.

2.2 Combinations. Without limiting the rights granted hereunder, the license granted in Section 2.1 extends to the Supply by Grantee and its Customers of a combination of a Licensed Product with third party software, products and services but only to the extent that for any given claim of a Licensed Patent, the Licensed Product (or a portion thereof) in such combination meets or performs (in whole or in part) at least one limitation of such claim; provided the foregoing does not include a license with respect to any unlicensed third party software, products or services apart from such combination.

2.3 Indirect Infringement. For the avoidance of doubt, Licensor and its Affiliates shall not assert against Microsoft or any of its Affiliates any claim of infringement (including contributory infringement and inducing infringement) of any Licensed Patent based upon Microsoft or its Affiliates communicating information (e.g. specifications, user instructions, design guides) or providing Licensed Products to any third party.

2.4 Express & Implied Licenses. No express or implied licenses are granted under this Agreement for copyright, trademark, trade dress, service mark, trade secret, know-how, or other non-Patent intellectual property.

2.5 New Affiliates. If an Affiliate of Microsoft is acquired or otherwise formed after the Effective Date, the Affiliate shall be deemed a Grantee under section 2.1 above and the licenses, covenants and releases granted under this Agreement shall extend to such Affiliate effective as of the Effective Date, subject to the provisions in Exhibit B.

2.6 Former Affiliates of Licensor. If an Affiliate of Licensor ceases to be an Affiliate after the Effective Date and the Affiliate owns or controls any Licensed Patents, the licenses, covenants and releases under such Licensed Patents shall continue for the life of such Licensed Patents.

2.7 Former Affiliates of Microsoft. In the event that an Affiliate, business unit or other asset(s) of Microsoft or its Affiliates becomes an un-Affiliated entity (e.g. by means of a sale or spin-out) then such un-Affiliated entity shall retain and be bound by all of the licenses, rights and obligations granted or imposed under this Agreement provided that the license, covenants and releases shall not extend to any then-existing software, products and services of any third party purchaser of such un-Affiliated entity.

3. WARRANTIES AND DISCLAIMERS

3.1 Proper Authority. Licensor represents and warrants on behalf of itself and its Affiliates that it has full right, power, and authority to (a) enter into this Agreement, and (b) grant the licenses, covenants, and releases herein under the Licensed Patents. Each party further warrants that the individuals signing this Agreement have full authority and are duly authorized and empowered to execute on behalf of the party and its Affiliates for which they are signing. Each party agrees to obtain, maintain and exercise all rights necessary to bind any Affiliate formed or acquired after the Effective Date to all applicable terms of this Agreement.

3.2 WARRANTY DISCLAIMERS. LICENSOR MAKES NO REPRESENTATION OR WARRANTY (A) AS TO THE SCOPE, COVERAGE, VALIDITY, OR ENFORCEABILITY OF ITS LICENSED PATENTS, OR (B) THAT ANY SOFTWARE OR PRODUCT MADE, OR SERVICE PERFORMED, IN ACCORDANCE WITH ITS LICENSED PATENTS IS FREE FROM THIRD PARTY INTELLECTUAL PROPERTY CLAIMS.

3.3 LIMITATION ON DAMAGES. EXCEPT IN THE CASE OF FRAUD, IN NO EVENT SHALL THE PARTIES BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INDIRECT DAMAGES RELATED TO THIS AGREEMENT, INCLUDING ANY LOSS OF REVENUE, PROFIT, OR USE, EVEN IF A PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES.

4. RELEASE

Licensor, on behalf of itself and its present and future Affiliates, hereby irrevocably releases Microsoft, its past, current and future Affiliates, and their respective Customers from any liability for Licensed Patent infringement arising prior to the Effective Date (but in the case of Customers, only with respect to Licensed Products).

5. PAYMENT

5.1 Payment. As consideration for the licenses, covenants, releases and other rights granted under this Agreement, Microsoft shall pay Licensor the amount set forth in Exhibit B.

6. TAXES

Each party shall pay any applicable taxes (including sales, income and value added taxes) imposed by any national governments, including any political subdivision thereof, as a result of entering into, performing under, or furnishing consideration under, this Agreement. In the event such a tax becomes

payable as a result of the license to a party's Affiliate pursuant to this Agreement, the party shall be responsible for determining the amount of, and paying, or causing such Affiliate to pay, the tax.

7. TERM
This Agreement shall remain continuously in effect from the Effective Date until the term set forth in Exhibit B ("**Term**"). All licenses, covenants and releases provided under this Agreement shall survive expiration or termination.

8. ACQUISITION OF A PARTY
The merger, acquisition or change of Control of Microsoft, Licensor or any of their Affiliates shall not affect any licenses, covenants or releases granted under this Agreement with respect to the Licensed Patents.

9. ASSIGNMENTS
Licensor shall not assign, grant, sell or otherwise transfer any right under any of its Licensed Patents unless such assignment, grant, sale or other transfer is made subject to the terms and conditions of this Agreement and any and all transferees agree in writing to all terms and conditions of this Agreement with respect to such Licensed Patents as if such transferees had executed this Agreement themselves in the place of Licensor. Any purported assignment, grant, sale or other transfer in derogation of the foregoing shall be void.

10. FREEDOM TO DO BUSINESS
The license grants, covenants and releases in this Agreement shall not be construed as limiting the rights which the Parties might otherwise have outside the scope of this Agreement, or as contractually restricting the right of either Party to make, have made, use, lease, license, sell, or otherwise dispose of any particular software, product or service.

11. APPLICABLE LAW
The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of Delaware, exclusive of its choice of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the parties or any of their Affiliates under this Agreement, the Parties consent to exclusive jurisdiction and venue in the United States District Court of Delaware (the "**Forum**"), unless no federal jurisdiction exists, in which case the Parties consent to exclusive jurisdiction and venue in the Superior Court of King County, Washington (the "**Alternate Forum**"). Each party irrevocably consents to personal jurisdiction and waives the defense of forum non conveniens in the Forum or Alternate Forum (as applicable) with respect to itself and its Affiliates. Process may be served on the Parties in the manner authorized by applicable law or court rule.

12. CONFIDENTIALITY

Except where such disclosures are required by law or the Parties have given consent in writing, the Parties agree to keep confidential and not disclose to any third party: (a) any of the terms and conditions of this Agreement, (b) any of the negotiations and discussions that preceded its making; and (c) non-public financial information disclosed during such negotiations and discussions, except (i) as necessary to effectuate any term or provision of this Agreement, including any subsequent litigation to enforce this Agreement, provided such disclosures are limited only to the extent necessary and appropriate confidential protective orders are obtained prior to disclosure; (ii) confidentially to either Party's insurers, as necessary to pursue insurance claims; (iii) to a Party's accountants or lawyers; (iv) as is reasonably necessary to comply with the Securities and Exchange Commission's disclosure requirements; (v) confidentially to existing and potential future investors of the Party, and (vi) as required by law or court order upon notice to the other Party sufficiently in advance of such disclosure to permit the other Party to seek a protective order.

Nothing in this paragraph shall be construed to preclude or prohibit the Parties from being able to publicly acknowledge that they have entered into this license agreement, so long as the terms of this Agreement are not disclosed other than as specifically and expressly permitted herein, including section 12.

13. PRESS

NeoMedia may issue a press release, attached as Exhibit C within two (2) business days of the Agreement execution (or earlier if mutually agreed upon).

14. ENTIRE AGREEMENT

This Agreement reflects the complete understanding of the parties regarding the subject of the Agreement, and supersedes all prior related negotiations. In the event the Parties execute (or have executed) any separate agreements granting patent licenses, covenants, releases, or other patent rights to each other, this Agreement shall not affect the patent rights or other terms set forth in such separate agreements.

15. SEVERABILITY

To the extent any terms or conditions of the Agreement are held invalid or unenforceable in a jurisdiction, those terms or conditions will be enforced to the maximum extent possible in that jurisdiction and the remaining terms and conditions shall retain full force and effect in that jurisdiction, so long as the remaining Agreement continues to express the intent of the parties.

16. NOTICES

Any notice under this Agreement shall be effective upon receipt when made in writing and delivered to the other party at the address stated below. Notice by email or facsimile is effective upon receipt if an original signature copy is mailed contemporaneously to the other party at the address stated below.

For Microsoft:

Microsoft Corporation
One Microsoft Way
Redmond, WA USA 98052
Attn: Director of IP Licensing
Law and Corporate Affairs
Facsimile: 425.936.7329
Email: IPNotice@Microsoft.com

For Licensor:

NeoMedia Technologies, Inc.
100 West Arapahoe Avenue, Suite 9
Boulder, CO USA 90302
Attn: CEO

Facsimile: 636.648.9922
Email: IP@neom.com

Global IP Law Group, LLC
123 N Wacker Drive, Suite 2350
Chicago, IL 60606
Attn: Notices
Email: Notices@giplg.com

With a copy to:

YA Global Investments, L.P.
c/o Yorkville Advisors, LLC
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
Attention: David Gonzalez, Esquire
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

17. MODIFICATIONS

This Agreement may not be modified after the Effective Date except by a written amendment that expressly references this Agreement and that is signed by an authorized officer of the respective parties.

18. CONSTRUCTION

As used in this Agreement, (i) the words "include" and "including" and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation," and (ii) unless the context otherwise requires, the word "or" shall be deemed to be an inclusive "or" and shall have the meaning equivalent to "and/or."

19. DISPUTE ESCALATION PROCESS; ATTORNEYS FEES

In the event that a material dispute relating to this Agreement arises between the parties (including any dispute that may result in a claim of Patent infringement), the parties will engage in good faith negotiations to resolve the dispute for a period of sixty (60) days after written notice of the dispute is provided by one party to the other party. In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs and expenses (including attorney's fees) reasonably incurred in connection with such proceeding or any appeal thereof.

20. SIGNATURES

20.1 By Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, an email or facsimile copy of this Agreement, including the executed signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this Agreement to the other party as soon as practicable following execution thereof.

20.2 Agreement. The parties indicate their agreement to the terms herein by the signatures of their authorized representative below.

Microsoft Corporation

By: ____________________

Name: Horacio E. Gutierrez
Corp. VP & Deputy General Counsel

Title: ____________________

Date: Aug 21, 2012

NeoMedia Technologies, Inc.

By: LMarriott

Name: Laura Marriott

Title: CEO

Date: August 21, 2012